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                                                      Page 1 of 4 pages


                                   EXHIBIT 21

(All subsidiaries are included in the Consolidated Financial Statements of The Stanley Works)

                                                      Jurisdiction of
Corporate Name                                         Incorporation
--------------                                         -------------
The Stanley Works                                     Connecticut

     The Farmington River Power Company               Connecticut

     Stanley Germany Inc.                             Delaware

     Stanley International Sales, Inc.                Delaware

     Stanley Foreign Sales Corporation                Virgin Islands

     Stanley Home Automation, Inc.                    Delaware

     Stanley Real Estate Holdings Corp.               Florida

     Jensen Tools, Inc.                               Delaware

     Stanley-Bostitch, Inc.                           Delaware

     Stanley-Bostitch Holding Corporation             Delaware

     The Stanley Works Funding Corporation            Delaware

     Stanley Mail Media, Inc.                         Delaware

     Stanley Logistics, Inc.                          Delaware

     Stanley Fastening Systems, L.P.                  Delaware

     Stanley Receivables Corp.                        Delaware

     Stanley European Holdings, L.L.C.                Delaware

     Stanley Canada Inc.                              Ontario, Canada

     Stanley Tools (N.Z.) Ltd.                        New Zealand

     Ferramentas Stanley Ltda.                        Brazil

     Herramientas Stanley
     S.A. de C.V.                                     Mexico

     Stanley-Bostitch, S.A. de C.V.                   Mexico

     Stanley Tools SpA                                Italy


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                                                              Page 2 of 4 pages

                                   EXHIBIT 21


                                                      Jurisdiction of
Corporate Name                                         Incorporation
--------------                                         -------------

(The Stanley Works)


      Stanley Atlantic, Inc.                          Delaware

            The Stanley Works Ltd.                    U.K.

                  Mosley-Stone Ltd.                   U.K.

                  R.J. Lendrum Limited                U.K.

            Stanley Works
            (Nederland) B.V.                          Netherlands

                  Stanley Magic-Door
                  Netherlands B.V.                    Netherlands

            Placements et Rangements
            Nirva S.a.R.L.                            France

                  S.I.C.F.O.-Stanley S.A.             France

                  Stanley Bostitch S.A.               France

                  Soc. de Fab. Bostitch
                       S.A.(Simax)                    France

               Societe Civile Immobiliere WAT         France

            Stanley Iberica S.A.                      Spain

            Stanley Vaerktoej ApS                     Denmark

            Stanley Svenska A.B.                      Sweden

               Suomen Stanley OY                      Finland

            Bostitch G.m.b.H.                         Germany

               Friess G.m.b.H.                        Germany

            Bostitch (Europe) AG                      Switzerland

            Bostitch AG                               Switzerland

            S.A. Stanley Works Belgium N.V.           Belgium

            The Stanley Works C.V.                    Netherlands

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                                                      Page 3 of 4 pages

                                   EXHIBIT 21


                                                      Jurisdiction of
Corporate Name                                         Incorporation
--------------                                         -------------

(The Stanley Works)


            Stanley International
            Holdings Inc.                                Delaware

               Stanley Pacific Inc.                      Delaware

                  Stanley-Bostitch
                  Pty. Limited                           Australia

      The Stanley Works Pty. Ltd.                        Australia

      Stanley Works Asia Pacific Pte. Ltd.               Singapore

      The Stanley Works
      (Hong Kong) Ltd.                                   Hong Kong

      The Stanley Works Sales
      (Philippines), Inc.                                Philippines

      Stanley Tools Ltd.                                 Taiwan

      Chiro Tool Manufacturing Corporation               Taiwan

      The Stanley Works
            (Bermuda) Ltd.                               Bermuda

      The Stanley Works Japan K.K.                       Japan

      Stanley Works Ltd.                                 Thailand

      Stanley Tools Poland Ltd.                          Poland

      Tona a.s. (LTD) (86%)                              Czech Republic

      P.T. Stanley Works Indonesia                       Indonesia

      Stanley Works Malaysia Sdn. Bhd.                   Malaysia

      Stanley Fastening Systems Poland Ltd.              Poland

      Stanley de Chihuahua, S. de R.L. de C.V.           Mexico

      Stanley Works China Investments Ltd. (65%)         Virgin Islands

            Stanley (Zhongshan) Hardware
             Co. Ltd. (65%)                              China

      Stanley U.K. Holding Limited                       U.K.


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                                                   Page 4 of 4 pages

                                   EXHIBIT 21


                                                      Jurisdiction of
Corporate Name                                         Incorporation
--------------                                         -------------

(The Stanley Works)

      Stanley Chiro International Ltd.                    Taiwan

      Stanley Italia S.r.l.                               Italy

      ATRO Ltd.                                           U.K.

      DIMAC S.a.r.l.                                      France

      International Staple & Machine Co. n.v.             Belgium

      FIPADUE S.r.l.                                      Italy

      Beijing Daxing Stanley-Bostitch Metal
            Industries Company Limited (98%)               China

The names of certain subsidiaries have been omitted because such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.